Exhibit 23(a)




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to Registration Statement No. 33-91916 of Glenbrook Life and Annuity Company (the "Company") on Form S-3 of our report dated February 20, 2002 relating to the financial statements and the related financial statement schedule of the Company appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2001, to its use in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Company), which is part of Registration Statement No. 33-91914 of Glenbrook Life and Annuity Company Variable Annuity Account (the "Account"), to the use of our report dated March 8, 2002 relating to the financial statements of the Account also appearing in such Statement of Additional Information and to the references to us under the heading "Experts" in such Prospectus and Statement of Additional Information.




/s/ Deloitte & Touche LLP
Chicago, Illinois
April 25, 2002

Exhibit 23(b)



                                   CONSENT OF
                                 FOLEY & LARDNER





     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 9 to the Form S-3 Registration Statement of Glenbrook Life and Annuity Company (File No. 033-91916).





                                                           /s/ Foley & Lardner
                                                               FOLEY & LARDNER


Washington, D.C.
April 16, 2002